UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2016 (June 10, 2016)
Fifth Street Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(203) 681-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2016, Fifth Street Asset Management Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  Set forth below are the two proposals voted upon by the Company’s stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 26, 2016, together with the voting results for each such proposal. As of April 15, 2016, the record date for the Annual Meeting, there were 5,798,614 shares of Class A common stock and 42,856,854 shares of Class B common stock eligible to vote.

Proposal 1. The Company’s stockholders elected the following seven individuals as directors of the Company, each of whom will serve until the 2017 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael W. Arthur	217,127,437	656,743	1,980,335
Nathaniel August	216,857,808	926,372	1,980,335
Thomas H. Brandt	217,030,914	753,266	1,980,335
Alexander C. Frank	216,219,639	1,564,541	1,980,335
Thomas L. Harrison	216,917,385	866,795	1,980,335
Leonard M. Tannenbaum	216,354,039	1,430,141	1,980,335
James F. Velgot	216,444,914	1,339,266	1,980,335

Proposal 2. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth below:

Votes For	Votes Against	Abstain
219,714,060	49,932	523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: June 13, 2016	By:	/s/ Kerry S. Acocella
		Name:	Kerry S. Acocella
		Title:	Secretary